UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 8, 2012

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4633
(Address of principal executive offices)	(Zip Code)

(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2012, Baxter International Inc. (the “Company”) held its annual meeting of shareholders. Of the 556,327,808 shares outstanding and entitled to vote, 475,424,802 shares were represented at the meeting, constituting a quorum of 85.45%. The following is a summary of the matters voted on at the meeting. The percentages shown are percentages of votes cast.

(a) The three nominees for director were elected to serve three-year terms ending in 2015, as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
James R. Gavin III, M.D., Ph.D.	412,965,220 (95.74%)	18,084,364	269,315	44,105,903
Peter S. Hellman	422,407,810 (97.93%)	8,639,751	271,338	44,105,903
K. J. Storm	383,014,008 (88.80%)	48,018,144	286,747	44,105,903

(b) The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012 was ratified by the following vote.

For	Against	Abstain
470,613,902 (98.98%)	4,503,871	307,029

(c) By the following vote, shareholders approved, on an advisory basis, the 2011 compensation paid to the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
409,117,013 (94.85%)	20,687,685	1,514,201	44,105,903

(d) By the following vote, shareholders approved the shareholder proposal relating to repealing the classified board.

For	Against	Abstain	Broker Non-Votes
422,985,953 (98.06%)	7,747,306	585,640	44,105,903

(e) By the following vote, shareholders approved the shareholder proposal relating to simple majority voting.

For	Against	Abstain	Broker Non-Votes
424,363,823 (98.38%)	6,463,354	491,722	44,105,903

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.

By:	/S/ STEPHANIE A. SHINN
Stephanie A. Shinn Corporate Vice President and Corporate Secretary

Date: May 11, 2012